Exhibit 10.6

FORM OF SUBORDINATED CONVERTIBLE PROMISSORY NOTE

NEITHER THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH NOTE OR SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SECURITIES, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO ALL SENIOR INDEBTEDNESS OF THE COMPANY, WHETHER SUCH SENIOR INDEBTEDNESS IS OUTSTANDING AS OF THE DATE OF THIS NOTE OR INCURRED AFTER THE DATE OF THIS NOTE, AND ALL SUCH SENIOR INDEBTEDNESS IS SENIOR IN RIGHT OF PAYMENT TO THIS NOTE; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS CONTAINED HEREIN.

INSPIRE VETERINARY PARTNERS, INC.
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$                                , 2023 (the “Effective Date”)

Section 1.             GENERAL PROVISIONS.

(a)       For value received, the undersigned, Inspire Veterinary Partners, Inc., a Delaware corporation, and its successors and assigns (the “Company”), promises to pay to                    , and its successors and permitted assigns (“Holder”), the principal sum of $               together with interest from the date of advancement on the balance of this subordinated convertible promissory note (this “Note”) annually in arrears at a rate of 6% per annum, both principal and interest being payable to a bank account established by Holder as Holder may from time to time designate in writing.

(b)       The principal of this Note matures and is due and payable at the earliest of (i) September 20, 2026, (ii) the Company’s offering for sale its shares in a public offering (“IPO”), or (iii) the Company’s sale of substantially all of its assets and real estate holdings, or controlling interest of Company stock (“Liquidation Event”, and together with an IPO, a “Conversion Opportunity”). All accrued and unpaid interest in the prior twelve (12) months (the “Current Pay Interest”) is due and payable in cash on the first business day of each January (each, an “Interest Payment Date”), commencing on March 1, 2023. All accrued and unpaid interest is due and payable immediately on maturity of the principal of this Note. All payments under this Note are payable in lawful money of the United States of America that is legal tender for public and private debts at the time of payments.

(c)       This Note, the indebtedness evidenced by this Note, all payments or rights under this Note and the enforcement of this Note are expressly subordinate to all senior indebtedness of the Company, whether such senior indebtedness is outstanding as of the date of this Note or incurred after the date of this Note, and all such senior indebtedness is senior in right of payment to this Note. As used in this Note, “senior indebtedness” means all indebtedness or other monetary obligations of the Company that are secured by assets of the Company or for which the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness or obligation is senior in right of payment to this Note or the Company’s subordinated indebtedness. In the event that the Company enters into any senior financing following the date of this Note, Holder agrees to enter into (i) a subordination agreement with the lenders thereof (or their agent) on terms and conditions as such persons may require and (ii) such amendments, restatements and other modifications to the terms of this Note as the lenders thereof (or their agent) may require, in each case, if agreed to by the holders of at least 75% of the principal amount outstanding of the Notes.

(d)       This Note is one of a series of promissory notes of the Company in the aggregate principal amount of up to $10,000,000.00. The Notes rank pari passu as to the payment of principal and interest. Holder agrees that any payments or prepayments to Holder and the holders of the other Notes, whether principal, interest or otherwise, will be made pro rata among Holder and the holders of the other Notes based upon the aggregate unpaid principal amount of the Notes. By accepting this Note, Holder agrees that if Holder obtains any payments (whether voluntary, involuntary, by prepayment, by set-off or otherwise) of the principal or interest on this Note in excess of Holder’s pro rata share of payments received by all holders of the Notes, Holder shall purchase from the other holders of the Notes participation in such Notes held by such other holders as is necessary to cause all such holders to share the excess payment ratably among each of them as provided in this Section 1(d).

Section 2.            PREPAYMENTS. The principal and/or interest on this Note may not be prepaid in whole or in part without the prior written consent of Holder.

Section 3.             CONVERSION.

(a)       Within one hundred eighty (180) days prior to a Conversion Event, the Company shall cause its board of directors to determine an initial price for the shares for the Conversion Event (the “Opening Price”). Within seven (7) days of such determination, the Company shall notify, in writing, each Holder of the Opening Price (the “Opening Price Notice”). Holder shall then thirty (30) days to deliver to the Company in writing a notice (the “Conversion Notice”) of its intention to convert all or a portion of the unpaid principal balance of this Note and all accrued interest on such unpaid principal balance and specifying the portion of the Outstanding Amount (the “Conversion Amount”) that shall be converted into shares (the “Conversion Shares”) of Class B Common Stock of the Company (the “Common Stock”). Any Outstanding Amount not subject to the Conversion Rights shall be repaid on the Maturity Date. The Holder’s failure to deliver a Conversion Notice within the period specified in the first sentence of this Section 3(a) shall be deemed an election not to exercise the Conversion Rights. Such conversion shall take place at a conversion rate (the “Conversion Rate”) equal to that price reflecting a twenty-five percent (25%) discount of the Opening Price per share of Class B Common Stock.

Upon conversion of this Note and repayment in full of the Outstanding Amount pursuant to this Section 3, the Note shall be cancelled, and the Holder will deliver the original Note to the Company and execute the Company’s standard form of stock purchase agreement and/or other agreements and instruments as are necessary or appropriate to document the issuance of the Conversion Shares upon the conversion of this Note. On, or as soon as reasonably practicable after, such conversion, the Company shall issue and deliver to the Holder a certificate or certificates for the number of Conversion Shares to which the Holder is entitled. The Conversion Shares shall be in whole shares of Common Stock rounded down to the nearest whole share, and any fractional amount shall continue to be an Outstanding Amount. Any accrued interest that is included in the Conversion Amount will be deemed paid and satisfied with Conversion Shares rather than cancelled, extinguished or forfeited and no additional cash payment shall be made with respect to such accrued interest.

Section 4.             DEFAULT; REMEDIES.

(a)       The Company is in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(i)       the Company’s failure to pay any payment of principal or any payment required to be made pursuant to Section 1(a) as and when due in accordance with the terms of this Note and such failure continues for 15 days after Holder notifies Company thereof in writing;

(ii)       the Company’s failure to pay all accrued but unpaid interest as and when due in accordance with the terms of this Note and such failure continues for 15 days after Holder notifies Company thereof in writing;

(iii)       default by the Company in the punctual performance of any other obligation, covenant, term or provision contained in this Note or the Purchase Agreement, and such default continues unremedied for a period of 20 days or more following written notice of default by the holders of 75% of the original principal amount of the Notes to the Company; or

(iv)       the Company’s dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any part of the property of the Company; an assignment for the benefit of creditors by the Company; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company or any guarantor, surety or endorser for the Company that results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

(b)       The entire Outstanding Amount is immediately due and payable at the option of the holders of 75% of the principal amount outstanding of the Notes upon the occurrence of any one or more of the Events of Default and at any time after the occurrence of any one or more of the Events of Default.

Section 5.            CUMULATIVE RIGHTS. No delay on the part of the Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant to this Agreement operates as a waiver of any such power or right, nor does a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

Section 6.            WAIVER. The Company and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate or notice of acceleration other than notice of default pursuant to Section 4(a), notice of protest and any and all lack of diligence or delay in collection or the filing of suit on this Note that may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to the Holder.

Section 7.            ATTORNEYS’ FEES AND COSTS. In the event that this Note is collected in whole or in part through suit, arbitration, mediation or other legal proceeding of any nature, then, and in any such case, all reasonable costs and expenses of collection, including, without limitation, reasonable attorney’s fees, will be added to the unpaid principal amount of this Note.

Section 8.            GOVERNING LAW. This Note is governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to conflicts of law provisions or rules (whether of the Commonwealth of Virginia or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

Section 9.             HEADINGS. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections, paragraphs, exhibits and schedules refer, unless otherwise provided, to sections and paragraphs of this Note and exhibits and schedules attached to this Note, all of which exhibits and schedules are incorporated in this Note by this reference.

Section 10.            USURY. All agreements between the Company and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, will the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of the money to be loaned under this Note or otherwise, exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any such circumstances, Holder receives anything of value as interest or deemed interest by applicable law under this Note, or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, in an amount that would exceed the highest lawful rate, such amount that would be excessive interest will be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to Holder relating to this Note, and not to the payment of interest; provided, that if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess will be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to Holder, under any specific contingency, exceeds the highest lawful rate, the Company and Holder will, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term of such indebtedness and/or (c) allocate interest between portions of such indebtedness, to the end that no such portion will bear interest at a rate greater than that permitted by law. The terms and provisions of this Section 11 control and supersede every other conflicting provision of all agreements between the Company and Holder. Holder has been advised by the Company to seek the advice of an attorney and an accountant in connection with the issuance of this Note. The Company has had the opportunity to seek the advice of any attorney and accountant of the Company’s choice in connection with the issuance of this Note.

Section 11.           SUCCESSORS AND ASSIGNS. This Note may not be sold, transferred or otherwise assigned by Holder without the prior written consent of the Company, except that the Note may be sold, transferred or otherwise assigned to (a) any person who controls, is controlled by or is under common control (within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) with Holder, (b) the general or limited partners, stockholders or beneficiaries of Holder or (c) to an entity owned or organized for the benefit of the general or limited partners, stockholders, officers, directors, employees or beneficiaries of Holder. All of the stipulations, promises and agreements in this Note made by or on behalf of the Company bind the successors and assigns of the Company, whether so expressed or not, and inure to the benefit of the successors and assigns of Holder.

Section 12.            AMENDMENTS AND WAIVERS. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the holders of at least 75% of the principal amount outstanding of the Notes, and, if any such amendment or waiver adversely affects the Holder in a manner disproportionate to the other holders of the Notes, the Holder. Any amendment or waiver effected in accordance with this Section 12 is binding upon all holders of the Notes and the Company. All reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by any Holder in connection with any amendment or waiver shall be borne (and promptly paid) by the Company.

Section 13.          SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) will be excluded from this Note, and the balance of this Note will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms. In the event that any provision of this Note would, under applicable law, be invalid or unenforceable in any respect, the Holder and the Company intend that such provision is to be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and to otherwise give effect to the intent of the Holder and the Company.

Section 14.          NOTICES. All notices, requests, consents and other communications under this Note will be in writing and will be delivered personally, by facsimile transmission, by nationally recognized overnight delivery service or by first-class certified or registered mail, return receipt requested, postage prepaid to such addresses as found in the Note Purchase Agreement, or a joinder thereto, executed in conjunction herewith. Notices provided in accordance with this Section 14 will be deemed delivered (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .PDF document (in each case, with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Section 15.       THIRD PARTY BENEFICIARIES. The holders of senior indebtedness and their respective successors and assigns shall be third party beneficiaries of Section 1(e) of this Note.

[Signature Page Follows]

Signature Page to Subordinated Convertible Promissory Note

IN WITNESS WHEREOF, the undersigned has executed this Note on and as of the date first above written.

INSPIRE VETERINARY PARTNERS, INC.

By:
Name:	Kimball Carr
Its:	Chief Executive Officer